EXHIBIT 10.44
AMENDMENT FIVE TO THE
TANDY BRANDS ACCESSORIES, INC.
EMPLOYEES INVESTMENT PLAN
     WHEREAS, Tandy Brands Accessories, Inc. (the “Company”) previously established the Tandy Brands Accessories, Inc. Employees Investment Plan (the “Plan”) effective as of January 1, 1991; and
     WHEREAS, the Plan provides at Section 15.1 that the Company reserves the right to amend the Plan; and
     WHEREAS, the Plan has been amended from time to time since its establishment; and
     WHEREAS the Company wishes to amend the Plan to simply administrative provisions relating to diversification of the Frozen Company Stock Fund in the Plan, pursuant to authority from the Board of Directors of the Company in a meeting held on October 14, 2004.
     NOW THEREFORE, the Plan is hereby amended effective as of the dates noted herein, as follows:
     1. Section 14.5(c) is hereby amended effective January 1, 2005 by replacing it in its entirety to read as follows:
     (c) Prior Plan Employee Contribution Account and Prior Plan Employer Contribution Account: Prior to July 1, 2000, the Prior Plan Employee Contribution Accounts and Prior Plan Employer contribution Accounts of Participants were invested solely in Company Stock. After July 1, 2000 and through December 31, 2004, all Prior Plan Employee Contribution Accounts and Prior Plan Employer Contribution Accounts were required to remain invested in Company Stock (such Company Stock fund hereinafter defined as the “Frozen Company Stock Fund”), and Participants could only convert such accounts into other investment options upon attainment of a specified age.
     Effective January 1, 2005, each Participant, regardless of age, may elect to direct the investment of all or a portion of his Prior Plan Employee Contribution Account and Prior Plan Employer Contribution Account from the Frozen Company Stock Fund into the other investment options designated by the Committee for investment in accordance with this Section 14.5.

1

     IN WITNESS WHEREOF, this Amendment has been executed this 1st day of January      , 2005.

TANDY BRANDS ACCESSORIES, INC.

By:	/s/ J.S.B. Jenkins

Name:	J.S.B. Jenkins
Title:	President & CEO

2

AMENDMENT SIX TO THE
TANDY BRANDS ACCESSORIES, INC.
EMPLOYEES INVESTMENT PLAN
     WHEREAS, Tandy Brands Accessories, Inc. (the “Company”) previously established the Tandy Brands Accessories, Inc. Employees Investment Plan (the “Plan”) effective as of January 1, 1991; and
     WHEREAS, the Plan provides at Section 15.1 that the Company reserves the right to amend the Plan; and
     WHEREAS, the Plan has been amended from time to time since its establishment; and
     WHEREAS, the Plan requires amendment to incorporate legislative changes to lump sum payout provisions under the Plan, which are required to be adopted no later than December 31, 2005 with an effective date of March 28, 2005; and
     WHEREAS, the Company wishes to amend the Plan to increase the amount a participant can contribute as a salary reduction contribution.
     NOW THEREFORE, the Plan is hereby amended effective as of the dates noted herein, as follows:
     1. Section 4.1 is hereby amended effective January 1, 2006 by replacing it in its entirety to read as follows:
     4.1 Salary Reduction Contributions: Each Participant may elect to have contributed on his behalf to the Trust Fund, on a pre-tax basis, any whole percentage of his Annual Compensation which is not less than one percent (1%) and which does not exceed twenty-five percent (25%); provided, however, that such amount may not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year of the Participant, except to the extent permitted under Section 414(v) of the Code, if applicable. Salary Reduction Contributions shall be elected pursuant to a payroll withholding agreement, in accordance with Section 5.3 hereof. In the event that a payroll withholding agreement is not received for a Participant, a payroll withholding agreement is deemed to have been made and such Participant will be treated as if he elected one percent (1%) of his Annual Compensation to be contributed to the Trust Fund on his behalf as Salary Reduction Contributions. Salary Reduction Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Salary Reduction Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck, and shall be credited to the Salary Reduction Contribution Account of the Participant in accordance with Section 6.1.

1

     2. Section 13.2 is hereby amended effective March 28, 2005 by replacing the first paragraph of such Section in its entirety to read as follows:
     13.2 Time of Payment: After a Participant, former Participant, former Participant or Beneficiary is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX or X, benefits shall commence for such Participant or Beneficiary, subject to the requirements herein, as soon as practicable following receipt by the Committee of the Participant’s or Beneficiary’s request for distribution. In the event that the vested portion of a Participant’s Individual Account does not exceed One Thousand Dollars ($1,000), distribution of such Participant’s benefits shall be made in a lump sum as soon as reasonably practicable following the Participant’s termination of employment. In the event that the vested portion of a Participant’s Individual Account exceeds (or at the time of any prior distribution exceeded) One Thousand Dollars ($1,000), no distributions may commence without the Participant’s written consent, as described below, until the Participant attains his Normal Retirement Age. Such consent must be obtained in writing within the ninety (90) day period ending on the date of distribution. The Committee shall notify the Participant of the right to defer any distribution until he attains Normal Retirement Age. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the date of distribution. Notwithstanding the foregoing, the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 415 or Sections 401(k)(8) or 401(m)(6) of the Code. In addition, upon termination of this Plan if the Plan does not then offer an annuity option, the Participant’s Individual Account may, without the consent of the Participant, be distributed to the Participant or transferred to another defined contribution plan within the same controlled group, as defined in Section 414(b) or (c) of the Code. Furthermore, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (a) the Committee clearly informs the Participant that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Participant, after receiving the notice, affirmatively elects a distribution.
     3. Section 13.5 is hereby amended effective March 28, 2005 by replacing the first paragraph of such Section in its entirety to read as follows:
     13.5 Distributions Under Domestic Relations Orders: Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in Section 414(p) of the Code). The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age under the Plan, as defined in Section 414(p) of the Code. A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if (a) the order specifies distribution

2

at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; (b) the order specifies such distribution to be in the form of a single, lump sum payment; and (c) if the amount to which the alternate payee is entitled under the Plan exceeds $1,000, and the order so requires, the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age. Nothing in this Section 13.5 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.
     IN WITNESS WHEREOF, this Amendment has been executed this 24 day of October      , 2005.

TANDY BRANDS ACCESSORIES, INC.

By:	/s/ J.S.B. Jenkins

Name:	J.S.B. Jenkins
Title:	President and CEO

3